Exhibit 99.1

Innocoll announces regulatory path forward after receiving formal FDA Type A meeting minutes regarding its XARACOLL® (bupivacaine HCl collagen-matrix implant) New Drug Application

ATHLONE, Ireland, March 29, 2017 (GLOBE NEWSWIRE) – Innocoll Holdings plc (NASDAQ: INNL) ("Innocoll" or the "Company"), a global, commercial-stage, specialty pharmaceutical and medical device company, today announced receipt of formal Type A Meeting minutes from the United States Food and Drug Administration (FDA) relating to its New Drug Application (NDA) for XARACOLL (bupivacaine HCl collagen-matrix implant). XARACOLL is the company’s product in development for the treatment of postsurgical pain.

Innocoll received a Refusal to File (RTF) Letter from the FDA in December 2016 pertaining to the XARACOLL NDA initially submitted on October 31, 2016. In the RTF letter, the FDA indicated among other things, that XARACOLL should be characterized as a drug/device combination, which would require that the Company submit additional information.  During the Type A meeting, representatives of the FDA, after reviewing information provided by Innocoll to address matters raised in the RTF letter, provided guidance which was confirmed in the formal FDA meeting minutes. The minutes serve as the official record of the FDA response to our proposal to address certain issues raised in the RTF by conducting an additional short-term pharmacokinetic study and several short-term non-clinical toxicology and biocompatibility studies. Innocoll believes, if adequately financed and successful, such studies may be completed in time for a resubmission of the NDA at the end of 2017. Data from these studies, along with additional manufacturing information required to address the new combination product designation and other chemistry, manufacturing and control (CMC) issues, are expected to be included in the resubmission. The acceptability of this data and other data that we reviewed with FDA during the meeting will be evaluated by the FDA during its review of the resubmission.

“I am pleased that we have clarified the data needed to address the questions raised in the RTF letter. With the official minutes from the FDA now in hand, we believe that we have a path forward for a possible resubmission of the XARACOLL NDA by the end of 2017, assuming adequate financing to commence the proposed studies, and further assuming positive results,” said Tony Zook, CEO of Innocoll.

About XARACOLL®

XARACOLL is Innocoll’s late-stage surgically implantable and bioresorbable collagen matrix developed to provide sustained postsurgical pain relief through controlled delivery of bupivacaine at the surgical site.

About Innocoll Holdings plc

Innocoll is a global, commercial stage specialty pharmaceutical and medical device company with late stage development programs targeting areas of significant unmet medical need. Innocoll utilizes its proprietary collagen-based technology platform to develop biodegradable and fully bioresorbable products and product candidates which can be broken down by the body without the need for surgical removal or topical application.

Responsibility Statement

The Directors of the Company accept responsibility for the information contained in this announcement. To the best of their knowledge and belief (having taken all reasonable care to ensure that such is the case), the information contained in this announcement for which they take responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

Forward-looking Statements

Any statements in this press release about our ongoing development of XARACOLL and our other product candidates; our interpretation of the data and results from our MATRIX-1 and MATRIX-2 clinical trials; receiving positive data from additional studies required to submit a revised NDA, our plans for, and the expected timing of, our XARACOLL NDA submission with the FDA; our plans to develop and commercialize XARACOLL and its market potential; the potential therapeutic and other benefits of XARACOLL and our other product candidates; Innocoll's current expectations regarding future events, including statements regarding the therapeutic benefit, safety profile and commercial value of XARACOLL, plans and objectives for present and future clinical trials and results of such trials, the risk that the FDA may not accept pooled data, plans and objectives for regulatory approval and other statements containing the words "anticipate," "believe," "estimate," "expect," "intend," "goal," "may", "might," "plan," "predict," "project," "target," "potential," "will," "would," "could," "should," "continue," and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors. Such forward-looking statements involve substantial risks and uncertainties including, but not limited to, the risk that the FDA and foreign regulatory authorities may not agree with our interpretation of the data from our clinical trials of XARACOLL and may require us to conduct additional clinical trials; such additional trials may not result in positive data; XARACOLL may not receive regulatory approval or be successfully commercialized, including as a result of the FDA's or other regulatory authorities' decisions regarding limitations on claims that may be made on XARACOLL's label and other matters that could affect its availability or commercial potential; our plans to develop and manufacture XARACOLL; the size and growth of the potential markets for XARACOLL and our ability to serve those markets; our manufacturing and marketing capabilities; or other actions and factors discussed in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2016, which is on file with the Securities and Exchange Commission. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. In addition, the forward-looking statements included in this press release represent our views as of the date of this release. We anticipate that subsequent events and developments will cause our views to change. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In management's opinion, and as previously disclosed, Innocoll's anticipated expenditures during the next 12 months to advance its current operations, including plans to conduct further studies to enable it to submit a revised NDA for XARACOLL and to develop COLLAGUARD will be greater than the amount of its current cash and cash equivalents. As a result, Innocoll management has been investigating and continues to investigate strategic options for the Company to maximize shareholder value.

The scientific information discussed in this news release related to Innocoll's product candidates is preliminary and investigative. Such product candidates are not approved by the FDA, and no conclusions can or should be drawn regarding the safety or effectiveness of the product candidates.

Rule 8 - Dealing Disclosure Requirements

Under the provisions of Rule 8.3 of the Irish Takeover Rules, if any person is, or becomes, "interested" (directly or indirectly) in 1% or more of any class of "relevant securities" of Innocoll, all "dealings" in any "relevant securities" of Innocoll (including by means of an option in respect of, or a derivative referenced to, any such "relevant securities") must be publicly disclosed by not later than 3.30 pm (Irish time) on the "business day" following the date of the relevant transaction. This requirement will continue until the date on which the “offer period” ends. If two or more persons co-operate on the basis of any agreement, either express or tacit, either oral or written, to acquire an "interest" in "relevant securities" of Innocoll, they will be deemed to be a single person for the purpose of Rule 8.3 of the Irish Takeover Rules.

A disclosure table, giving details of the companies in whose "relevant securities" "dealings" should be disclosed can be found on the Irish Takeover Panel's website at www.irishtakeoverpanel.ie.

"Interests in securities" arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an "interest" by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities.

Terms in quotation marks are defined in the Irish Takeover Rules, which can be found on the Irish Takeover Panel's website.

If you are in any doubt as to whether or not you are required to disclose a "dealing" under Rule 8, please consult the Irish Takeover Panel's website at www.irishtakeoverpanel.ie or contact the Irish Takeover Panel on telephone number +353 (0)1 678 9020; fax number +353 (0)1 678 9289.

Corporate:
Pepe Carmona
Chief Financial Officer
(215) 983-3362
pcarmona@innocoll.com